MORGAN KEEGAN, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
          TO BE HELD ON NOVEMBER 25, 1997

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of the Shareholders of Morgan Keegan, Inc.
(the "Annual Meeting") will be held at the offices of Morgan Keegan, Inc. (the "Company"),Twenty-First
Floor, Morgan Keegan Tower,50 North Front Street,
Memphis, Tennessee 38103 on Tuesday, November 25, 1997, at 10:00 a.m., local time, for the following purpose:

1. To elect directors to serve for the ensuing year or until their successors have been duly elected and qualified;

  Only shareholders of the Company of record as of the close of business on October 3, 1997, will be entitled to notice of, and to vote at, the Annual
Meeting and any adjournment thereof.

  There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the meeting and the above proposal.

        BY ORDER OF THE BOARD OF DIRECTORS

        /s/Joseph C. Weller
        JOSEPH C. WELLER
        Secretary

October 17, 1997

                      IMPORTANT

   Shareholders who do not expect to attend the meeting are requested to complete, date, sign and return the accompanying proxy in the enclosed envelope. Share-holders who attend the meeting may vote in person even if they have already sent in a proxy.

              MORGAN KEEGAN, INC.
                PROXY STATEMENT
              GENERAL INFORMATION

  THIS PROXY STATEMENT is provided in connection with the solicitation of proxies by the Board of Directors of Morgan Keegan, Inc. (the "Company") for use at the annual meeting of shareholders to be held at the offices of Morgan Keegan, Inc., 21st floor Morgan Keegan Tower, 50 North Front
Street, Memphis, Tennessee 38103 at 10:00 a.m, local time, on November 25, 1997, (the "Annual
Meeting") and any adjournment thereof. The mailing address of the principal executive offices of the Company is Morgan Keegan Tower, 50 North Front Street, Memphis, Tennessee 38103.
This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about October 17, 1997.

The Proxy

     The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph, telecopier or personally by officers and employees of the Company, will be borne by the Company. The annual report of the Company for the year ended July 31, 1997 is being mailed with the Proxy Statement to Shareholders entitled to vote at the meeting.
The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form, or, if no specification is made, it will be voted in accordance with the terms thereof.

     Common Shares represented by properly
executed proxies, unless previously revoked, will be voted in accordance with the instructions on such proxies. If no instruction is indicated on the proxy, the named holders of the proxies will vote such common shares
FOR all director nominees named in this Proxy
Statement. The named holders of proxies also will use their discretion in voting the Common Shares in connection with any other business that properly may come before the Annual Meeting.

Voting Rights

     Each outstanding share is entitled to
one vote. Only shareholders of record at the close of business on October 3, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.
As of the close of business on October 3, 1997, the Company had outstanding 32,273,616 shares of common stock $.625 par value per share (the
"Common Shares"). Of the total number of outstanding Common Shares on October 3, 1997, the Directors and Executive Officers of the Company, consisting of eight persons, owned 8,381,933 shares comprising 26% of the total.

                  REQUIRED VOTE

  Approval of each matter submitted to the Shareholders of the Company for a vote at the Annual Meeting will require the affirmative vote of a plurality of the Common Shares voting at the Annual Meeting in person or by proxy.

     OWERSHIP OF THE COMPANY'S COMMON SHARES

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of October 3, 1997, regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Shares:

NAME AND               AMOUNT AND
ADDRESS OF            NATURE OF
BENEFICIAL             BENEFICIAL        PERCENT
OWNER                     OWNERSHIP        OF CLASS (1)
Allen B. Morgan, Jr.    3,590,845(2)         11.1%
Morgan Keegan Tower
Fifty Front Street
Memphis, Tennessee 38103

Joseph C. Weller          1,600,129(3)             5.0%
Morgan Keegan Tower
Fifty Front Street
Memphis, Tennessee 38103

____________________________

(1) Based on 32,273,616 Common Shares outstanding at
October 3, 1997.

(2) Excludes 84,145 shares owned by Mr. Morgan's spouse over which shares Mr. Morgan has no voting power or investment power and in which Mr. Morgan disclaims any beneficial ownership. Includes 95,873 shares held by Mr. Morgan as custodian or Trustee for his minor children over which shares Mr. Morgan has sole voting power and investment power.

(3) Includes 67,500 shares owned by Mr. Weller's spouse.

Security Ownership of Management

  The following table sets forth the beneficial ownership of the Company's Common Shares as of October 3, 1997 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and Executive Officers as a group:

                                       AMOUNT AND
NAME OF                     NATURE OF
BENEFICIAL               BENEFICIAL         PERCENT
OWNER                        OWNERSHIP        OF CLASS (1)
Kenneth F. Clark, Jr.               86,250(2)              *

William W. Deupree, Jr.     1,159,953                   3.6%

Douglas Edwards                   442,953(6)              1.4%

James H. Ganier                     233,511(7)             *

James E. Harwood                    75,183(8)             *

Allen B. Morgan, Jr.            3,590,845(3)             11.1%

Harry Phillips                             7,500                  *

Donald Ratajczak, Ph.D.          88,826(2)             *

John W. Stokes, Jr.              1,096,783(4)              3.5%

Joseph C. Weller                  1,600,129(5)              5.0%


All Director, Nominees and
Executive Officers as a Group
(10 Persons)                         8,381,933                 26.0%

_______________

(1)  Based on 32,273,616 Common Shares outstanding at
     October 3, 1997, plus, with respect to each listed person (or all listed persons as a group), the number of Common Shares issuable by the Company to such person or group in respect of currently exercisable options. The total number of shares used in calculating this percentage assumes that none of the currently exercisable options held by other persons are exercised.

(2) Includes option to purchase 54,000 shares pursuant to the Company's 1991 Directors
     Stock Option Plan which have not been exercised.


(3) Excludes 84,145 shares owned by Mr. Morgan's spouse over which shares Mr. Morgan has no voting power or investment power and in which Mr. Morgan disclaims any beneficial ownership.
     Includes 95,873 shares held by Mr. Morgan as custodian or Trustee for his minor children over which shares Mr. Morgan has sole voting power and investment power.

(4)  Includes 29,940 shares owned of record
     by Mr. Stokes' spouse.

(5)  Includes 67,500 shares owned of record
     by Mr. Weller's spouse.

(6)  Includes 6,988 shares owned of record
     by Mr. Edward's spouse.

(7)  Includes 60,000 shares owned of record
     by Mr. Ganier's spouse.

(8)  Includes option to purchase 40,500
     shares pursuant to the Company's 1991
     Directors Stock Option Plan which have not been exercised.

*    Represents less than one 1% of total
     outstanding Common Shares.

                               (Proposal No.1)

             Election of Directors

Committees and Meetings of the Board of Directors

  The business of the Company is under the general management of its Board of Directors as provided by the Company's by-laws and the laws of Tennessee, the Company's state of incorporation. The Board of Directors meets quarterly during the Company's fiscal year. There are presently eight directors. The
Board of Directors held four meetings during fiscal
1997, and each director attended at least three of the four meetings.

  The Company does not have a standing Nominating
Committee or a Compensation Committee of its Board of Directors. The Compensation
Committee ("Compensation Committee") of Morgan
Keegan and Co., Inc., (the "Brokerage Company") determines the compensation for all of the employees, including officers of the Company (see
"Report of the Brokerage Company Compensation
Committee"). The entire Board of Directors serves in the capacity of a Nominating Committee.
The Board of Directors will accept recommendations for director nominations from shareholders, and shareholders wishing to propose such nominees for consideration should write to Joseph
C. Weller, Secretary, at the principal executive office of the Company.

  The Company has a standing Audit Committee of its Board of Directors composed entirely of directors who are not officers or employees of the Company or the Brokerage Company ("Independent Directors").
During fiscal 1997, the Audit Committee consisted of Kenneth F. Clark, Jr., Donald Ratajczak, and
James E. Harwood, III. The Audit Committee's function is to determine that the Company's assets are properly accounted for and safeguarded and that adequate operating, accounting and financial controls, consistent with Company policy, regulatory requirements and accepted accounting practice are in existence and adequately functioning.
The Audit Committee also may make recommendations to the Board of Directors concerning the engagement of independent accountants to audit the books, records and accounts of the Company and its subsidiaries. The Audit Committee met four times during the past fiscal year and each Audit Committee member attended at least three of the four meetings.

Compensation of Directors

  Directors who are employees of the Company or one of its subsidiaries do not receive additional remuneration as directors. Independent
Directors receive an annual retainer of $6,000, fees of $1,500 for each board meeting, and $500 for each committee meeting attended, and are annually granted options to acquire up to 13,500 Common
Shares pursuant to the Company's 1991 Directors Stock
Option Plan.

Nominees for Directors

  The Company's bylaws provide for the election all directors on an annual basis. The Board of Directors proposes to nominate the following eight individuals, each of whom is currently a director of the Company, for election to serve as directors of the Company for the ensuing fiscal year.




ALLEN B. MORGAN, JR., 55, is the Chairman of the
Board and Chief Executive Officer of the Company, positions he has held since 1983. He has also been Chairman of the Board, Chief Executive Officer, employee and Director of the Brokerage Company since
1969 and was named Chief Operating Officer in 1996.
Mr. Morgan is President and a Director of Morgan
Keegan Southern Capital Fund and a Director of
Catherine's Stores, Inc. (member of Compensation
Committee). He has been a Director of the Company since 1983.

Committees:  None



WILLIAM W. DEUPREE, JR., 56, is an employee and
Director of the Brokerage Company, positions he has held since 1974. From 1985 through July, 1996, Mr. Deupree was President of the Company and
 President and Chief Executive Officer of the
Brokerage Company. Mr. Deupree is a director of NSA International, Inc. (member of Compensation
Committee) and Equity Inns, Inc. He has been a
Director of the Company since 1983.

Committees:  None



JOHN W. STOKES, JR., 60, is the Vice President of the Company and Vice Chairman of the Brokerage
Company, positions he has held since 1983. He has been an employee and Director of the Brokerage Company since 1970. Mr. Stokes is a director of O'Charley's, Inc. (member of Compensation Committee) and RFS
Hotel Investors, Inc. He has been a Director of the Company since 1983.

Committees:  None



JOSEPH C. WELLER, 58, is the Secretary, Treasurer and Chief Financial Officer of the Company, positions he has held since 1983. He has also been an Executive Vice President and the Treasurer and Chief Financial Officer, employee and Director of the Brokerage Company since 1969.
Mr. Weller has been a Director of the Company since 1983.

Committees:  None

KENNETH F. CLARK, JR., 70, is a Counsel to the
Memphis office of the Louisville, Kentucky law firm of Wyatt, Tarrant & Combs, a position held since October 1, 1995. From September 1, 1994 to October 1, 1995, Mr. Clark was a Member in the
Memphis law firm of McDonnell Dyer, P.L.C.  From
July 1990 to September 1, 1994, Mr. Clark was a partner in the Memphis law firm of McDonnell Boyd.
He was a Partner in the law firm of Boone, Wellford, Clark, Langschmidt & Apperson for more than 10 years prior thereto. Mr. Clark has been a Director of the Company since 1984.

Committees:  Audit



DONALD RATAJCZAK, Ph. D., 55, is the Director of the Economic Forecasting Project at Georgia State
University in Atlanta, is a Director of Morrison
Restaurants Inc., Ruby Tuesday, Inc. and a
Trustee of AIM High Yield Fund, positions he has held for several years. He has been a consulting economist to the Company and other businesses for more than five years.
Dr. Ratajczak has been a Director of the Company since 1984.

Committees:  Audit



JAMES E. HARWOOD, 61, is President of
Sterling Equities, Inc., a business planning, capital and management services firm founded by him in 1991. He was corporate vice-president of Schering Plough Corporation, a pharmaceutical and health care products concern, from 1988 until 1990, and was the president of Scholl, Inc., a subsidiary of Schering Plough Corporation from 1983 until 1987, and an employee thereof from 1980 until 1987. He held various executive positions with Conwood Corporation from 1960 until 1980. Mr. Harwood is a director of Leader
Financial Corporation and American Maize Products,
Inc.  He has been a director of the Company since 1991.

Committees:  Audit

_____________________________________________

HARRY PHILLIPS, 67, is Chairman of the Executive
Committee and a Director of Browning-Ferris
Industries, Inc. and is a member of the board of directors of National Commerce Bancorporation,
RFS Hotel Investors, Bockman Laboratories, Inc.
and Buckeye Cellulose Corporation. He served as Chief Executive Officer of Browning-Ferris from
1970 until 1988, when he assumed his current position.

Committees:  Audit

Unless a shareholder specifies otherwise, it is intended that such shareholder's shares will be voted FOR the election of the foregoing nominees to serve as directors until the next annual meeting and until their successors are elected and qualified.
If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the Proxy Form are expected to consult with the management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director of the Company if elected.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" ADOPTION OF
PROPOSAL NO. 1

Business Relationships Between Company and Nominees

  Mr. Clark is of counsel to the law firm of Wyatt, Tarrant & Combs. The Company and the Brokerage
Company have retained McDonnell Dyer, P.L.C.
(which was dissolved effective October 1, 1995, with several members (including Mr. Clark) joining Wyatt, Tarrant & Combs on that date) during the past fiscal year and propose to retain Wyatt, Tarrant & Combs during the present fiscal year as special counsel on select matters.

  The Brokerage Company has retained Dr. Ratajczak as a consulting economist to provide consulting services to it and its customers. Dr. Ratajczak was so retained during the past fiscal year, and the Brokerage Company proposes to retain Dr.
Ratajczak in such capacity during the current fiscal year.

Certain Indebtedness of Management

  During the period from August 1, 1996 through July 31, 1997, except for indebtedness as margin account customers of the Brokerage Company, no director or executive officer was indebted to the Company in excess of $60,000. The indebtedness of directors and executive officers as margin account customers was as a result of debit balances in margin accounts. Such indebtedness was incurred in transactions which were in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated customers, and did not involve more than the normal risk of collectibility or present other unfavorable features.

          EXECUTIVE COMPENSATION

  The following table sets forth the compensation for services rendered for each of the Company's last three fiscal years, of the Chief Executive
Officer and its other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:


                          SUMMARY COMPENSATION TABLE
                                                  LONG-TERM COMPENSATION
                           ANNUAL COMPENSATION      AWARDS    PAYOUTS
                                                                   ALL
NAME AND                                 RESTRICTED               OTHER
PRINCIPAL YEAR  SALARY  BONUS(1)  OTHER  STOCK  OPTIONS  LTIP   COMPEN-
POSITION        ($)     ($)      ($)  AWARDS(2) /SARs  PAYOUTS SATION(8)
                                            ($)      (#)   (#)       ($)
Allen B.   1997 $130,000  $1,070,000   0  $84,654(3)   0    0     $1,574
Morgan,
Jr.,       1996  130,000   1,258,666   0  $48,998      0    0      1,574
CEO        1995  130,000     790,259   0  $45,152      0    0      1,574

John W.    1997 $110,000  $1,067,414   0  $63,317(4)   0    0     $1,574
Stokes     1996  110,000   1,326,164   0  $45,046      0    0      1,574
Jr.,       1995  110,000     857,475   0  $46,307      0    0      1,574
Vice
President

Joseph C.  1997 $110,000  $  869,160   0  $53,128(5)   0    0     $1,574
Weller,    1996  110,000     975,000   0  $35,350      0    0      1,574
Secretary  1995  110,000     690,000   0  $29,560      0    0      1,574

James H.   1997 $ 85,000  $  715,000   0  $42,912(6)   0    0     $1,574
Ganier,(9) 1996   85,000     665,000   0    3,408      0    0      1,574
Managing   1995   85,000     440,500   0   38,837      0    0      1,574
Director
of
Brokerage
Company

Douglas    1997 $      0  $  800,000   0  $79,237(7)   0    0     $1,574
Edwards,   1996        0     585,625   0    4,331      0    0      1,574
(10)       1995        0     535,781   0   53,586      0    0      1,574
Managing
Director
of
Brokerage
Company

(1) Includes commissions earned on brokerage business as registered sales representatives of the Brokerage
    Company.  See "Report of Brokerage Company Compensation
    Committee."

(2) Excludes dividends paid in respect of restricted stock at the same rate as paid in respect of all outstanding
    Common Shares.

(3) Mr. Morgan held 37,127 shares of restricted stock as of July 31, 1997. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $253,695.
    Dividends will be paid on the restricted stock granted during the 1997 fiscal year.

(4) Mr. Stokes held 36,372 shares of restricted stock as of July 31, 1997. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $245,156.
    Dividends will be paid on the restricted stock granted during the 1997 fiscal year.

(5) Mr. Weller held 27,267 shares of restricted stock as of July 31, 1997. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $184,350.
    Dividends will be paid on the restricted stock granted during the 1997 fiscal year.

(6) Mr. Ganier held 20,919 shares of restricted stock as of July 31, 1997. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $141,289.
    Dividends will be paid on the restricted stock granted during the 1997 fiscal year.

(7) Mr. Edwards held 21,752 shares of restricted stock as of July 31, 1997. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $136,497.
    Dividends will be paid on the restricted stock granted during the 1997 fiscal year.

(8) The amounts listed in this column are the amounts of matching contributions made by the Company to the Revised Profit Sharing and Retirement Savings Plan on behalf of the Executive Officers.

 (9) Mr. Ganier is president of Private Client Group, a division of Morgan Keegan & Company, Inc.

(10) Mr. Edwards is president of Fixed Income Capital
     Markets, a division of Morgan Keegan & Company, Inc.

 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  The Company has adopted a Supplemental Executive
Retirement Plan ("SERP") for the benefit of executive officers and key employees of the Company and its subsidiaries. The SERP is an unfunded, non-qualified deferred compensation plan which provides for the payment of supplemental retirement benefits to participants upon normal retirement, disability retirement or death after reaching age 55 and completing at least 20 years of employment with the Company or its subsidiaries.

  Benefits under the SERP will not be paid to or will cease with respect to (if applicable) any participant whose employment terminates prior to the participant's attaining age 55 or 20 years of service, if such termination is for cause, for acts of willful malfeasance or gross negligence or for violation of the non-competition provisions of the SERP.
Benefits are payable out of the general assets of the Company.

  Participation in the SERP is determined by the Board of Directors of the Company, and the SERP is administered by an ad hoc committee consisting exclusively of Independent Directors.
Current participants are Messrs. Morgan, Stokes and
Weller. The benefit payable from the SERP is a monthly benefit, payable for 120 months based on the participant's age at the date of termination of his employment, as follows:

   ATTAINED AGE
       UPON                       MONTHLY
   TERMINATION          BENEFITS
   62 or older                     $8,333
      61                                $7,917
      60                                $7,500
      59                                $7,083
      58                                $6,667
      57                                $6,250
      56                                $5,833
   55 or younger                 $5,417

The estimated annual benefit to any participant who retires at the normal retirement age of 65 is $100,000.

           REPORT OF THE BROKERAGE COMPANY
              COMPENSATION COMMITTEE

Compensation of Officers and Employees, Generally

  The Compensation Committee of the Brokerage
Company determines the compensation for all officers and employees of the Company and its subsidiaries, including the Executive Officers.
The Company does not have a compensation committee. The following report is given by the Brokerage Company's Compensation Committee.

  The Brokerage Company strives to offer to officers and key employees compensation packages that are not only competitive with packages offered by other regional brokerage firms but that also encourage a high level of individual productivity, with a view toward retaining the highest quality personnel available. The Compensation
Committee's policy is to base a substantial portion of each Executive Officer's annual compensation upon his individual productivity, the performance of the Company and its subsidiaries and such officer's contribution to the overall success of the Company during the fiscal year.
Compensation of Executive Officers consists of the following elements:

  Base Salary.  The base salaries of the Company's
Executive Officers have remained the same for the more than five fiscal years. The Compensation
Committee has researched the base salaries of executive officers in other firms in the securities brokerage industry and believes the Company's salary levels to be very comparable to other regional brokerage firms.

  Incentive Compensation. Incentive bonuses are routinely paid to those persons making significant contributions to the profitability of the Company and its subsidiaries. The Brokerage Company maintains several bonus pools which are distributed among officers and employees by the Compensation Committee, based upon such factors as gross commission production, contribution to the net income of the Company, new client development, contribution to Company management and long-range planning, management of individual profit centers and demonstrated firm leadership. Bonuses are distributed to a broad cross-section of employees of the Company and its subsidiaries, with 587 employees having received bonuses totaling approximately
$31.5 million for the 1997 fiscal year. Of such bonuses for the 1997 fiscal year, approximately
$4.5 million was paid to the Executive Officers.
Messrs. Morgan, Edwards and Stokes, in addition to performing responsibilities as Executive
Officers and senior management of the Company, maintain day-to-day client relationships and, consequently, conduct significant levels of brokerage business on behalf of clients of the Brokerage Company. An element of their incentive compensation is their respective share of brokerage commissions from their selling efforts, which for the fiscal year ended July 31, 1997 amounted to approximately $1,700,000 or 37.6% of the approximately $4,521,000 million total incentive compensation paid to those five Executive Officers.

  Restricted Stock Awards.  Pursuant to the
Company's 1985 and 1994 Restricted Stock and
Incentive Stock Option Plans, the Company periodically awards shares of restricted stock to officers and key employees of the Company and its subsidiaries. Restricted stock must be returned to the Company if the recipient forfeits such shares by reason of termination of employment within a fixed period established by the Compensation
Committee. After the expiration of any restriction period, the recipient owns such shares free of restrictions. The number of shares awarded to a particular recipient is subjectively determined by the Compensation Committee, which considers gross revenue production, contribution to the net income of the Company, new client development, management contribution and demonstrated leadership, among other things, in determining the number of shares to be granted to a particular person.

  The Company believes that restricted stock awards are a key element in the overall compensation packages of officers and key employees because such awards recognize productivity and profitability while at the same time giving recipients a vested long-term interest in the success of the Company through stock ownership. Consequently, the Company routinely grants restricted stock to a broad cross-section of employees of the Company's subsidiaries, with approximately 22% of such employees having received awards during the 1997 fiscal year. Each Executive Officer received an award of restricted stock in 1997, in the aggregate amount of 20,890 shares, which constituted approximately
7.0% of all shares of restricted stock granted.

Compensation of Chief Executive Officer

  Mr. Morgan's base salary has remained at $130,000 per year for the last five years, consistent with the Compensation Committee's and Board of Directors' view that the Company should continue to place greater emphasis on incentive and production-based compensation for Executive Officers tied to the financial and strategic performance of the Company.

  Other cash compensation paid to Mr. Morgan in 1997 consisted of $1,070,000 of incentive compensation based on the overall performance of the Company and his role in achieving such performance, of which approximately 33% was attributable to Mr. Morgan's share of commissions on brokerage business conducted by him. In addition to the foregoing, Mr. Morgan was granted 6,081 shares of the Company's restricted stock during 1997, which shares had a value at the time of grant of approximately $69,445.

Mr. Morgan presided over a second consecutive record year for the Company. Lipper Analytical ranks Morgan
Keegan as one of the top 10 securities firms in pre-tax operating margin, return on average equity and pre-tax return on average assets. From July, 1992 until August 1997, shares of Morgan Keegan common stock have appreciated in value 412%, more than double the S&P index. The Compensation Committee determined Mr. Morgan's incentive bonus based primarily upon the foregoing factors and his continued high level of personal productivity and commitment to the success of the Company. The Compensation Committee believes Mr. Morgan's compensation to be commensurate with the compensation paid to the chief executive officers of corporations within the Company's peer group.

The report of the brokerage Company Compensation
Committee was adopted in whole by the Board of Directors of the Company.

1.  Allen B. Morgan, Jr.
2.  William W. Deupree, Jr.
3.  John W. Stokes, Jr.
4.  Joseph C. Weller
5.  Kenneth F. Clark, Jr.
6.  Donald Ratajczak
7.  James E. Harwood
8.  Harry Phillips


COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

  The Company does not have a compensation committee, and the Compensation Committee of the Brokerage Company makes all decisions regarding executive compensation.
The members of the compensation committee of the Brokerage Company are Messrs. Morgan, Stokes and Weller, all of whom are Executive Officers and each of whom during the 1997 fiscal year participated in deliberations regarding Executive Officers' compensation.

               PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total shareholder return on its Common Shares for a five year period (August 1, 1992 to July 31, 1997) with the cumulative total return of the Standard &
Poor's 500 Stock Index and the Regional Sub-Index of the Financial Service Analytics Stock Price
Index ("FSA Regional") over the same period
(assuming the investment of $100 in each on August
1, 1992, and the reinvestment of all dividends).
The FSA Regional is comprised of 15 publicly held regional securities firms.

            1992    1993    1994    1995    1996   1997
Morgan
Keegan     $100    $143    $150    $228    $226   $412

S&P 500
Stock
Index      $100    $109    $114    $144    $168   $225

FSA
Regional   $100    $133    $129    $195    $202   $464


         SHAREHOLDER PROPOSALS FOR 1998

  Pursuant to the Securities Exchange Act of 1934, shareholder proposals intended to be presented at the 1998 annual meeting of shareholders of the Company must be received by the Company at its executive offices on or before July 16, 1998.

RELATIONSHIPS WITH INDEPENDENT
         PUBLIC ACCOUNTANTS

  Ernst & Young, LLP has served as auditors for the Company and its subsidiaries for many years and will continue to so serve until and unless changed by action of the Board of Directors. It has not been the practice of the Company, and it is not required by its Charter or By-Laws, to submit the Company's selection of auditors to the shareholders for ratification.

  A partner of Ernst & Young, LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


 BENEFICIAL OWNERSHIP REPORTING
                 COMPLIANCE

  The federal securities laws require the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.
To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended July 31, 1997, all of the Company's officers and directors made all required filings.

            OTHER MATTERS

  The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

    INCORPORATION BY REFERENCE

  The consolidated financial statements of the Company, included in the Company's 1997 Annual Report which accompanies this Proxy Statement, are hereby incorporated by reference into this Proxy Statement as if stated verbatim herein.

               BY ORDER OF THE BOARD OF DIRECTORS
               /S/ Joseph C. Weller
               JOSEPH C. WELLER
               Secretary

October 17, 1997
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